UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01	Failure to Satisfy a Continued Listing Rule or Standard or Notice of Delisting; Transfer of Listing.

On March 24, 2021, Exela Technologies, Inc. (the “Company”) received a Letter of Reprimand (the “Letter”) from the Nasdaq Listing Qualifications staff (the “Nasdaq Staff”), relating to the Company’s inadvertent failure to comply with Nasdaq Rule 5605(e), which requires that the nominating committee of the Company’s Board of Directors be comprised solely of independent directors, as defined by Nasdaq Rule 5605(a)(2). As has been disclosed, Par S. Chadha, the Company’s Chairman of the Board, remained on the Company’s Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Company’s Board of Directors while serving as Executive Chairman. On March 17, 2021, Mr. Chadha resumed his role as Chairman of the Board.  Moreover, the Company has determined to keep Mr. Chadha on its Nominating Committee through March 27, 2022 under Listing Rule 5605(e)(3), which permits the appointment of one non-independent member to the nominations committee under exceptional and limited circumstances.  The Letter indicates that because the Company’s failure to comply did not appear to have been the result of deliberate intent to avoid compliance, the Company has not demonstrated a pattern of non-compliance and the Company promptly acted to cure the deficiency, the Nasdaq Staff believes it appropriate to close the matter by issuance of the Letter. Accordingly, upon filing of this Current Report on Form 8-K, the matter is deemed to be closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2021

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik L. Mengwall
Name: Erik Mengwall
Title: Secretary